                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   --------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        COMMUNITY FIRST BANKING COMPANY
       -----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                Georgia                                 58-2309605
              ------------                          -----------------
(State of incorporation or organization)            (I.R.S. employer
                                                   identification no.)

   110 Dixie Street
   Carrollton, Georgia  30117
   Phone:  (770) 834-3136                                 30117
   ---------------------------                      -----------------
 (Address of principal executive offices)               (zip code)


   If this form relates to the          If this form relates to the
   registration of a class of debt      registration of a class of debt
   securities and is effective upon     securities and is to become effective
   filing pursuant to General           simultaneously with the effectiveness
   Instruction A(c)(1) please check     of a concurrent registration
   the following box.  [_]              statement under the Securities Act of
                                        1933 pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box.  [_]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                     None.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

     TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
     -------------------                      ------------------------------

     Common Stock, $.01 par value             Nasdaq National Market
-------------------------------------------------------------------------------

     This Registration Statement contains a total of 3 pages. Certain exhibits are incorporated in this Registration Statement by reference to the Registrant's Registration Statement on Form S-1, (Registration No. 333-23533).

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The Registrant incorporates by reference herein the description of the Registrant's Common Stock, $.01 par value per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-23533, as such section may be amended until the time such Registration Statement is declared effective. The form of the Company's Articles of Incorporation, Bylaws and specimen stock certificate are filed as Exhibits 3.1, 3.2 and 4.1, respectively, to the aforesaid Registration Statement.

Item 2.  EXHIBITS

     The following exhibits are filed as part of the Registration Statement.

     2(a) Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-23533).

     2(b)      Articles of Incorporation./1/

     2(c)      Bylaws./2/

     2(d)      Form of stock certificate for the Registrant's Common Stock./3/


_______________________

/1/ Incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, No. 333-23533.

/2/ Incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, No. 333-23533.

/3/ Incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1, No. 333-23533.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                 NET.B@NK,, INC.



Dated:  May 5, 1997              By:/s/ Gary D. Dorminey
                                    -------------------------------------------
                                    Gary D. Dorminey
                                    President and Chief Executive Officer

                                      -3-